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                                  AMENDMENT TO
                      CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS AMENDMENT TO CHANGE IN CONTROL SEVERANCE AGREEMENT (this "Amendment"), dated as of February 14, 2000, by and among Sterling Software, Inc., a Delaware corporation (the "Company"), Computer Associates International, Inc., a Delaware corporation (the "Parent") and Sterling L. Williams (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company and the Executive are parties to a Change in Control Severance Agreement, dated as of November 15, 1999 (the "Agreement"); and

         WHEREAS, the Company, the Parent and the Executive desire to amend the Agreement as set forth in this Amendment;

         NOW THEREFORE, the Company, the Parent and the Executive agree as follows:

         1. This Amendment shall be of no force and effect if the Offer (as defined in the Agreement and Plan of Merger, dated as of February 14, 2000, by and among the Parent, Silversmith Acquisition Corp. and the Company) is not consummated.

         2. The Agreement is hereby amended by replacing every occurrence of the term "Employee Benefits" with the term "Medical Benefits" and by the addition of a definition of Medical Benefits as follows:

         (c) "Medical Benefits" means the medical, dental, health, hospital, disability and vision benefits provided under any and all benefit policies, plans, programs or arrangements of the Company that may now exist or any successor policies, plans, programs or arrangements that may be adopted hereafter by the Company in which the Executive is entitled to participate or in which the Executive becomes entitled to participate.

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         3.       Section 4(a)(i) is hereby amended to read as follows:

         (i) pay to the Executive, within five (5) business days after the Termination Date, a lump sum payment in an amount equal to $12,638,596 as satisfaction in full for Executive's severance pay and loss of certain perquisites and benefits that would otherwise have been enjoyed by the Executive.

         4. Section 4(a)(ii) is hereby amended in its entirety to read as follows:

         (ii) for 84 months following the Termination Date (the "Continuation Period"), arrange at its sole expense, to provide the Executive with Medical Benefits that are substantially similar to the better of (when considered in the aggregate) (x) those Medical Benefits which the Executive was receiving or entitled to receive immediately prior to the Change in Control, or (y) those Medical Benefits which the Executive was receiving or entitled to receive immediately prior to the Termination Date. If and to the extent that any Medical Benefit described above in this Section 4(a)(ii) cannot be provided under any applicable law or regulation or under any policy, plan, program or arrangement of the Company, then the Company will take all action necessary to ensure that such Medical Benefit is provided through other means to the Executive, his dependents and beneficiaries, as applicable.

         5. Section 4(a)(iv) of the Agreement is hereby amended in its entirety to read as follows:

         (iv) immediately following the Termination Date, the Company shall immediately transfer to the Executive, at no cost to the Executive, all ownership, right and title to the whole life insurance policy on the Executive's life funded by the Company.

         6. The Company shall give the Executive the right to purchase (such right to remain open until the expiration of thirty (30) days from the Termination Date) at current book value, the Company vehicle which was customarily provided to the Executive as of immediately prior to the Executive's Date of Termination.


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         7.       The Agreement is hereby amended by the addition of a new
                  Section 10 (and amended as necessary in respect of required renumbering):

10. NON-COMPETITION; CONFIDENTIALITY: (a) Executive agrees and acknowledges that reasonable limits on his ability to engage in activities which are competitive with the Company are warranted in order to protect the Company's trade secrets and proprietary information and are warranted in order to protect the Company in developing and maintaining its reputation, good will and status in the marketplace. In that regard, during the Continuation Period, the Executive will not directly or indirectly, on Executive's own behalf or in the service of or on behalf of any other individual or entity, either as a proprietor, employee, agent, independent contractor, consultant, director, officer, partner or stockholder (other than a stockholder of a corporation listed on a national securities exchange or whose stock is regularly traded in the over-the-counter market, provided that the Executive at no time owns, directly or indirectly, in excess of 5% of the outstanding stock of any class of any such corporation):

         (i) participate or engage in any activities or business developing, manufacturing, marketing or distributing any products or services offered by the Company as of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of February 14, 2000, by and among the Parent, Silversmith Acquisition Corp. and the Company), or any products or services offered by the Company subsequent to the Effective Time and in which the Executive actively participated, recognizing that the Company offers products and services globally ("Competitive Activities"), including, without limitation, (A) selling goods or rendering services of the type (or similar to the type) sold or rendered by the Company, whether by means of electronic, traditional or other form of commerce;
(B) soliciting any person or entity that is a current or prospective customer or has been a customer, in each case, of the Company, while the Executive has been employed by the Company (provided that it shall not be deemed a breach of this Agreement if the Executive solicits such customers for goods or services unrelated to the Competitive Activities) and (C) assisting any person in any way to do, or attempt to do, anything prohibited by clauses (A) or (B) above; or


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         (ii) solicit (other than pursuant to general, non-targeted advertisements) any employee of the Company, who was an employee at or prior to the Effective Time, to leave the employment of the Company.

         (b) Notwithstanding anything to the contrary herein, Executive may remain a director at those companies for which Executive is a director as of the Effective Time, and may engage in any activities or businesses for which the Company has given permission in writing, which shall not be unreasonably withheld (or delayed) following the expiration of three years from the date the Offer is consummated, provided Executive's engaging in such activities or business would not have a material adverse impact on any of the Company's lines of businesses.

         (c) (i) The Executive shall not, without the written consent of the Company, disclose to any other person or use, whether directly or indirectly, any Confidential Information (as hereinafter defined) relating to or used by the Company, whether in written, oral or other form. "Confidential Information" shall mean information about the Company, and its clients and customers that is not disclosed by the Company for financial reporting purposes and that was learned by the Executive in the course of employment with the Company, including (without limitation) any proprietary knowledge, product and service designs, trade secrets, manuals, technical information and plans, contracts, systems, procedures, databases, electronic files, disks and printouts, correspondence, internal reports, personnel files, information about Company employees relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with suppliers to and customers of Company, sales and advertising material, business plans, marketing plans, financial data (including without limitation the revenues, costs or profits associated with services), customer and industry lists, customer information, customer lists coupled with product or service pricing, customer contracts, supplier contacts and other contact information, pricing policies, supplies, agents, risk analyses, engineering information and computer screen designs and computer input and output specifications, inclusive of any pertinent documentation, techniques, processes, technical information and know how. The Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. The Executive's obligations under this Section 10(c) shall survive the termination of the Continuation Period.

                  (ii) Confidential Information does not include information which (A) is or becomes part of the public domain other than as a result of the Executive's


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disclosure; or (B) becomes available to the Executive on a non-confidential basis from a source other than the Company, provided that source is not bound with respect to that information by a confidentiality agreement with the Company or otherwise prohibited from transmitting that information by a contractual, legal or other obligation.

                  (iii) If the Executive is requested or (in the opinion of Executive's counsel) required by law or judicial order to disclose any Confidential Information, the Executive shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waiver of the Executive's compliance with the provisions of this Section 10(c). The Executive will not oppose any reasonable action by, and will cooperate with, the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Executive is, in the opinion of Executive's counsel, compelled by law to disclose a portion of the Confidential Information, the Executive may disclose to the relevant tribunal without liability hereunder that portion of the Confidential Information which counsel advises the Executive he is legally required to disclose, and each of the parties hereto agrees to exercise such party's best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

         (d) If an award by a court or arbitration panel declares that any term or provision of this Section 10 is excessive in duration or scope or is unreasonable or unenforceable, the parties agree that the court or arbitration panel making such determination shall have the power to reduce the scope, duration or area or the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is a valid and enforceable term or provision, and this Section 10 shall be enforceable as so modified.

         (e) In the event of a breach or threatened breach by the Executive of the provisions of this Section 10, the Company's remedies in respect of such breach or threatened breach shall be limited to injunctive relief (and the Executive acknowledges that the Company may not have an adequate remedy at law and may seek injunctive relief without the requirement of posting security) and the recovery of actual damages suffered by the Company as a result of a breach of this Section 10 by the Executive. Notwithstanding the foregoing, in no case shall any portion of the lump sum payment set forth in Section 4(a)(i) or any Gross Up Payment hereunder


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(or any other payments made hereunder) be recoverable by the Parent or the
Company (or subject to any set-off, counterclaim or recoupment) in respect of damages resulting from a breach of this Section 10.

         (f) For the purposes of this Section 10, the term "Company" includes not only Sterling Software, Inc., but also any subsidiary or affiliated corporation of Sterling Software, Inc.

         8. Parent shall guarantee the Company's obligations pursuant to the Agreement, including without limitation, Sections 5 and 7 thereof. The Parent and the Company hereby acknowledge that the obligations set forth in such Sections will survive any termination or expiration of this Agreement or termination of Executive's employment for any reason. Each party will notify the other in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after such party is informed in writing of such a claim and such party shall apprise the other party of the nature of such claim and the date on which such claim is requested to be paid. The Parent and the Company shall bear and pay directly all costs and expenses (including legal fees and any interest and penalties) incurred in connection with any such claim or proceeding, and shall indemnify and hold the Executive harmless, on an after-tax basis, as provided in Section 5(a), for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. The Company and the Parent also shall pay to the Executive all legal fees and expenses incurred by the Executive in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with evidence of fees and expenses incurred. The Company's and Parent's obligation with respect to a Gross-Up Payment and reimbursement of related legal fees and expenses shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company or the Parent


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                  may have against the Executive or anyone else. Except
                  where provided herein to the contrary, all amounts payable by the Company or the Parent hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company or the Parent shall be final, and the Company and the Parent will not seek to recover all or any part of such payment from the Executive, or from whomsoever may be entitled thereto, for any reason whatsoever.

         9. The Executive agrees as consideration for the Company's and the Parent's entry into this Amendment that, effective upon consummation of the Offer, the Executive shall be deemed to have waived all rights the Executive may have pursuant to the CEO Agreement with the Company dated November 15, 1999 and that such agreement shall be terminated as of the date of the consummation of the Offer.

         10. Except as amended hereby, all other provisions of the Agreement shall remain in full force and effect.

         11. The validity, interpretation, construction and performance of this Amendment will be governed by and construed in accordance with the substantive laws of Delaware, without giving effect to the conflict of laws principles of such State.

         12. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.


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         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the first date first written above.


                                       STERLING SOFTWARE, INC.

                                       By /s/ Don J. McDermett, Jr.
                                          -----------------------------------
                                          Name: Don J. McDermett, Jr.
                                          Title: Senior Vice President &
                                                 General Counsel


                                       COMPUTER ASSOCIATES
                                       INTERNATIONAL, INC.

                                       By /s/ Steven M. Woghin
                                          -----------------------------------
                                          Name: Steven M. Woghin
                                          Title: Senior Vice President &
                                                 General Counsel


                                       /s/ Sterling L. Williams
                                       --------------------------------------
                                                 Sterling L. Williams


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